UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 29, 2004

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Item 9.                           Regulation FD Disclosure

On June 29, 2004, the Board of Directors of The Walt Disney Company approved modifications to the Board’s compensation policy for non-employee Directors of the Company (other than the Chairman of the Board) and established compensation arrangements for the new position of non-employee Chairman of the Board.  The new arrangements were approved after extensive consideration of board compensation practices at other large public companies and consultation with the Board’s independent compensation consultant, and are intended to bring the Board’s compensation practices into line with those of the Company’s peers.

With respect to non-management Directors other than the Chairman of the Board, effective July 1, 2004:

•                  The annual Board retainer, payable in quarterly installments in arrears, is increased to $65,000 from $45,000.

•                  Directors will no longer receive individual meeting fees (which were $1,000) for Board or Committee meetings.  Instead, each Director will receive an annual Committee retainer of $10,000 for each Committee of which he or she is a member, payable in quarterly installments in arrears.

•                  Each Committee Chair will receive an additional annual Committee Chair retainer of $15,000, an increase from the prior $3,500 annual fee, payable in quarterly installments in arrears.

•                  Each Director will also receive quarterly deferred stock unit grants, beginning September 30, 2004, having a value at grant of $15,000, based on the average of the high and low trading prices of Disney stock averaged over the last 10 trading days of the quarter. These units will be fully vested upon crediting and will be distributed to the director on the second anniversary of the grant date. The units will be distributed 100% in shares of Disney stock.

•                  In addition, each Director will continue to receive an annual option to purchase 6,000 shares of Company common stock, subject to shareholder approval of a new stock option plan.  These options currently vest in equal installments over five years and have a ten-year term.

•                  Each Director will also be required to retain at all times stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until they leave the Board.

The Chairman of the Board will receive an annual retainer of $500,000, credited quarterly in arrears in installments of $125,000 each (prorated for partial periods of service), and payable 100% in the form of deferred stock units of Disney stock.  The number of stock units credited for each full calendar quarter will be determined by dividing $125,000 by the average of the high and low trading prices of Disney stock averaged over the last 10 trading days of the quarter.  The deferred units will be fully vested upon crediting, will be distributed 100% in shares of Disney stock in January of the year following the year of crediting and will be subject to the retention requirement applicable to all other Directors as described above. The Chairman’s retainer is payable retroactive to March 3, 2004, the date the position was created.  The Chairman will receive no other cash retainer, meeting fees or restricted stock grants, but will continue to receive the annual stock option grant, subject to shareholder approval of a new option plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

		By:	/s/ David K. Thompson
David K. Thompson
Senior Vice President,
Deputy General Counsel – Corporate and Corporate Secretary

Date:	July 2, 2004